UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014 (August 14, 2014)

SMTP, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Innovative Way, Suite 3330, Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 877-705-9362

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2014 the registrant’s Board of Directors appointed Edward Lawton to serve as the registrant’s Chief Financial Officer commencing on September 3, 2014. As the registrant’s Chief Financial Officer, Mr. Lawton is responsible for overseeing the registrant’s financial reporting and all other finance functions of the registrant and all of the registrant’s subsidiaries.

There are no arrangements or understandings between Mr. Lawton and any other persons pursuant to which he was appointed the registrant’s Chief Financial Officer. There is no family relationship between Mr. Lawton and any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer of the registrant. The registrant has not entered into any transactions with Mr. Lawton that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Mr. Lawton, age 37, has over 15 years of financial and accounting experience with a focus on evaluating and integrating acquisitions for high tech companies. From 2006 to August 2014, Mr. Lawton served as the Director of Finance and Senior Director of Finance at Bottomline Technologies (de), Inc., a cloud-based payment, invoice and digital banking solutions software company that serves banks, corporations, insurance companies and financial institutions around the world. Mr. Lawton obtained a B.S. in Business (Accounting) from Babson College in 1999.

In exchange for serving as the registrant’s Chief Financial Officer, pursuant to a written agreement, a copy of which is attached as Exhibit 10.1, Mr. Lawton shall receive as compensation, among other things, a base salary of $165,000 per year, along with annual performance based bonus compensation and an option to purchase up to 50,000 shares of the registrant’s common stock at the strike price of $6.29 per share. The options vest over a period of four (4) years as follows: 25% of the option shares vest on the first anniversary of the date of the grant of the option and the remaining 75% of the option shares vest on an equal monthly basis thereafter. All of the options expire on August 13, 2024, subject to earlier expiration in certain circumstances. The option grant was made pursuant to the registrant’s 2010 Employee Stock Plan and subject to the terms of the Plan’s standard stock option agreement.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.

Description

10.1

Employee Agreement – Edward Lawton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTP, INC.

By:	/s/ Jonathan M. Strimling
Jonathan M. Strimling,
Chief Executive Officer

Dated: August 18, 2014